SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 5, 2004

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

Effective April 1, 2004 Union Bank of California, National Association was appointed as successor Trustee to J.P. Morgan Trust Company, N.A., formerly known as Bank One Trust Company, N.A. for Securities issued under the Indenture dated as of June 12, 2000, among Mellon Funding Corporation, as Issuer, Mellon Financial Corporation, as Guarantor, and J.P. Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A., as Trustee, as supplemented by the First Supplemental Indenture, dated as of April 30, 2001.

Mellon Financial Corporation and Mellon Funding Corporation executed a second supplemental indenture dated as of March 5, 2004 (the “Second Supplemental Indenture”), to the Indenture dated as of June 12, 2000, among Mellon Funding Corporation, as Issuer, Mellon Financial Corporation, as Guarantor and J.P. Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A., as Trustee, as supplemented by the First Supplemental Indenture, dated as of April 30, 2001. The Second Supplemental Indenture is filed as an exhibit hereto.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith and are incorporated by reference into Registration Statement Nos. 333-107400, 333-107400-01, 333-107400-02, 333-107400-03, and 333-107400-04 pertaining to, among other things, certain debt securities of Mellon Funding Corporation and the related guarantees of Mellon Financial Corporation.

Exhibit Number	Description

4.26	Second Supplemental Indenture dated as of March 5, 2004 among Mellon Funding Corporation, Mellon Financial Corporation and J.P. Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A., Trustee.

25.9	T-1 Statement of Eligibility of Union Bank of California, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 14, 2004	MELLON FINANCIAL CORPORATION

	By:	/s/ MICHAEL A. BRYSON
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
4.26	Second Supplemental Indenture dated as of March 5, 2004	Filed herewith
25.9	Form T-1	Filed herewith